Exhibit 23
                                                                      ----------



                    Consent of Independent Public Accountants

     We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 of Union Community Bancorp (the "Company"), File Number 000-23543, of our report dated January 28, 2003 on the consolidated financial statements of the Company which report is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed pursuant to the Securities and Exchange Act of 1934.




/s/ BKD,LLP
Indianapolis, Indiana
March 28, 2003